UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-15399	36-4277050
(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 482-3000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 11, 2017, Packaging Corporation of America executed an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein to sell $500,000,000 in aggregate principal amount of 2.450% Senior Notes due 2020 and $500,000,000 in aggregate principal amount of 3.400% Senior Notes due 2027. The closing of the offering is expected to occur on or about December 13, 2017. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits

Number	Description

1.1	Underwriting Agreement, dated December 11, 2017.

4.1	Officers’ Certificate, dated December 13, 2017, pursuant to Section 301 of the Indenture, dated July 21, 2003, by and between Packaging Corporation of America and U.S. Bank National Association (executed Notes filed under Exhibits 4.2 and 4.3 hereto).

4.2	2.450% Senior Notes due 2020.

4.3	3.400% Senior Notes due 2027.

5.1	Opinion of Mayer Brown LLP, dated December 13, 2017.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

Dated: December 13, 2017	By:	/s/ Kent A. Pflederer
	Name:	Kent A. Pflederer
	Title:	Senior Vice President, General Counsel and Secretary